                                                                    EXHIBIT 4.14


________________________________________________________________________________

                            TCI COMMUNICATIONS, INC.


                                      AND


                             THE BANK OF NEW YORK,

                                    Trustee



                 ____________________________________________

                               THIRD SUPPLEMENTAL
                                   INDENTURE
                                       TO
                                   INDENTURE


                          Dated as of __________, 199_


                 ____________________________________________

       ____% Subordinated Deferrable Interest Notes due ___________, 20__


________________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

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                                                                            Page
                                                                            ----


                                   ARTICLE I
                                  DEFINITIONS
          Section 1.1.   Definition of Terms..............................     2
          Section 1.2.   Interpretation...................................     3

                                  ARTICLE II
                   GENERAL TERMS AND CONDITIONS OF THE NOTES

          Section 2.1. Designation and Principal Amount...................     3
          Section 2.2. Maturity...........................................     3
          Section 2.3. Form and Payment...................................     3
          Section 2.4. Global Note........................................     4
          Section 2.5. Interest...........................................     5

                                  ARTICLE III
                            REDEMPTION OF THE NOTES

          Section 3.1. Special Event Redemption...........................     6
          Section 3.2. Optional Redemption by Company.....................     6
          Section 3.3. No Sinking Fund....................................     7

                                   ARTICLE IV
                     EXTENSION OF INTEREST PAYMENT PERIOD

          Section 4.1.   Extension of Interest Payment Period.............     7
          Section 4.2.   Notice of Extension..............................     7

                                   ARTICLE V
                                   EXPENSES
          Section 5.1.   Payment of Expenses..............................     8

                                  ARTICLE VI
                                 SUBORDINATION

          Section 6.1.   Agreement to Subordinate.........................     9
          Section 6.2.   Default on Senior Indebtedness...................     9

          Section 6.3.   Liquidation; Dissolution; Bankruptcy.............    10
          Section 6.4.   Subrogation......................................    11
          Section 6.5.   Trustee to Effectuate Subordination..............    12
          Section 6.6.   Notice by the Company............................    12
          Section 6.7.   Rights of the Trustee; Holders of Senior
                         Indebtedness.....................................    13
          Section 6.8.   Subordination May Not Be Impaired................    13

                                  ARTICLE VII
                         COVENANT TO LIST ON EXCHANGE

          Section 7.1.   Listing on Exchange..............................    14

                                 ARTICLE VIII
                                 FORM OF NOTE

          Section 8.1.   Form of Note.....................................    14

                                   ARTICLE IX
                            ORIGINAL ISSUE OF NOTES

          Section 9.1.   Original Issue of Notes..........................    22

                                   ARTICLE X
                               CERTAIN COVENANTS

          Section 10.1.  Limitation on Dividends and Other Payments.......    23
          Section 10.2.  Covenants as to the Trust........................    23

                                   ARTICLE XI
                           CERTAIN EVENTS OF DEFAULT

          Section 11.1.  Additional Events of Default.....................    24
          Section 11.2.  Waiver of Existing Defaults......................    24

                                  ARTICLE XII
                                 MISCELLANEOUS

          Section 12.1.  Supplemental Indenture Incorporated Into
                         Indenture.......................................     24
          Section 12.2.  Trustee Not Responsible for Recitals;
                         Disclaimer......................................     25
          Section 12.3.  Governing Law...................................     25
          Section 12.4.  Separability....................................     25

                                      ii

          Section 12.5.  Counterparts.....................................    25
          Section 12.6.  Acknowledgment of Rights of Holders of Preferred
                         Securities.......................................    25

          THIS THIRD SUPPLEMENTAL INDENTURE, dated as of __________, 199_ (this "Third Supplemental Indenture"), between TCI Communications, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, not in its individual capacity but solely as trustee (the "Trustee"), under the Indenture dated as of January 29, 1996 between the Company and the Trustee (the "Indenture").

                             W I T N E S S E T H:

          WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured subordinated Securities, to be issued from time to time in one or more series as might be determined by the Company in accordance with the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture; and

          WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its ____% Subordinated Deferrable Interest Notes due ____________, 20__ (the "Notes"), the form and substance of such Notes and the terms, provisions and conditions thereof to be as set forth in the Indenture and this Third Supplemental Indenture; and

          WHEREAS, TCI Communications Financing III, a Delaware statutory business trust (the "Trust"), has offered to the public $____ million aggregate stated liquidation amount of its ____% Trust Originated Preferred Securities (the "Preferred Securities") and has offered to the Company $___________ aggregate stated liquidation amount of its common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), such Trust Securities representing undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from such offering in $__________ million aggregate principal amount of the Notes; and

          WHEREAS, the Company has requested the Trustee to execute and deliver this Third Supplemental Indenture, and all requirements necessary to make this Third Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Third Supplemental Indenture has been duly authorized in all respects.

          NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE
                                       I

                                  DEFINITIONS

          Section 1.1. Definition of Terms. Unless the context otherwise requires, (a) a term defined in the Indenture has the same meaning when used in this Third Supplemental Indenture, (b) a term defined anywhere in this Third Supplemental Indenture has the same meaning throughout and (c) the following terms have the meanings given to them in the Declaration (including, without limitation, Annex I thereto):

               Clearing Agency
               Delaware Trustee
               No Recognition Opinion
               Preferred Securities Guarantee
               Preferred Security Certificate
               Pricing Agreement
               Pro Rata
               Property Trustee
               Regular Trustee
               Special Event
               Tax Event
               Tax Event Opinion
               Underwriting Agreement

          In addition, the following terms have the following respective meanings:

          "Declaration" means the Amended and Restated Declaration of Trust of TCI Communications Financing III, a Delaware business trust, dated as of ___________, 199_.

          "Dissolution Event" means that, as a result of the occurrence and continuation of a Special Event, the Trust is to be dissolved in accordance with the Declaration and the Notes held by the Property Trustee are to be distributed to the holders of the Trust Securities Pro Rata in accordance with the Declaration.

          "Maturity Date" means the date on which the Notes mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Additional Interest, if any.

          "Senior Indebtedness" means (i) any payment in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Company, (ii), all capital lease obligations of the Company, (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Company for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through
(iv) of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by such obligor), except for any such indebtedness that is by its terms subordinated to or pari passu with the Notes, as the case may be. For greater certainty, "Senior Indebtedness" includes all indebtedness between or among the Company and its Affiliates, except for such indebtedness that is by its terms subordinated to or pari passu with the Notes, as the case may be.

          Section 1.2. Interpretation. Each definition in this Third Supplemental Indenture includes the singular and the plural, and references to the neuter gender include the masculine and feminine where appropriate. Terms which relate to accounting matters shall be interpreted in accordance with generally accepted accounting principles in effect from time to time. References to any statute mean such statute as amended at the time and include any successor legislation. The word "or" is not exclusive, and the words "herein," "hereof" and "hereunder" refer to this Third Supplemental Indenture as a whole. References to Articles and Sections are to the Articles and Sections of this Third Supplemental Indenture. The headings to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Third Supplemental Indenture.


                                  ARTICLE II

                   GENERAL TERMS AND CONDITIONS OF THE NOTES

          Section 2.1. Designation and Principal Amount. There is hereby authorized a series of Securities designated the "____% Subordinated Deferrable Interest Notes due ___________, 20__." The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is limited to $__________ (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.08, 2.09, 2.11, 3.07 or 9.05 of the Indenture and except for any Notes which pursuant to Section 2.04 of the Indenture are deemed not to have been authenticated and delivered pursuant to the Indenture).

          Section 2.2.  Maturity.  The Maturity Date will be __________, 20__.

          Section 2.3. Form and Payment. Except as provided in Section 2.4, the Notes shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Notes issued in certificated form will be payable, the transfer of such Notes will be registrable and such Notes will be exchangeable for Notes bearing identical terms and provisions at the office or agency of the Trustee in New York, New York, provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the security register maintained by the Registrar. Notwithstanding the foregoing, so long as the registered Holder of any Notes is the Property Trustee, the payment of the principal of and interest (including Additional Interest, if any) on such Notes held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

          Section 2.4.  Global Note.  In connection with a Dissolution Event:

               (a) Notes in certificated form may be presented to the Trustee by the Property Trustee in exchange for a global Note in an aggregate principal amount equal to the aggregate principal amount of the Notes so presented, to be registered in the name of the The Depository Trust Company ("DTC"), as the initial Clearing Agency for the Notes, or the nominee of DTC, and delivered by the Trustee to DTC for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company, upon any such presentation, shall execute a global Note in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this Third Supplemental Indenture. Payments on the Notes issued as a global Note will be made to DTC (or a successor Clearing Agency); and

               (b) If any Preferred Securities are held in certificated form (i.e., not in book entry form), Notes in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate which represents Preferred Securities (other than Preferred Securities held by DTC (or a successor Clearing Agency) or its nominee) ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Notes in certificated form presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate stated liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Registrar for transfer or reissuance, at which time such Preferred Security Certificates will be canceled and a Note, registered in the name of the holder of such Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Security Certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this Third Supplemental Indenture. On issue of such Notes, Notes in certificated form with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

          Section 2.5. Interest. (a) Each Note will bear interest at the rate of ____% per annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing on __________, 199_, to the Person in whose name such Note or any predecessor Note is registered, at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day next preceding that Interest Payment Date. If pursuant to the provisions of Section 2.08 of the Indenture the Notes are no longer represented by a global Security, the Company may select a regular record date for such interest installment which shall be any date at least fifteen days before an Interest Payment Date.

          (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such a 90-day quarter.

          (c) If at any time while the Property Trustee is the Holder of any Notes, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Interest") on the Notes held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

                                  ARTICLE III

                            REDEMPTION OF THE NOTES

          Section 3.1. Special Event Redemption. If a Tax Event has occurred and is continuing and:

               (a)  the Company has received a Redemption Tax Opinion; or

               (b) after receiving a Dissolution Tax Opinion, the Regular Trustees shall have been informed by tax counsel rendering the Dissolution Tax Opinion that a No Recognition Opinion cannot be delivered to the Trust, then, notwithstanding Section 3.2(a) but subject to Section 3.2(b), the Company shall have the right, upon not less than 30 nor more than 60 days notice to the registered Holders of the Notes, to redeem the Notes, in whole or in part, for cash within 90 days following the occurrence of such Tax Event (the "90 Day Period") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Special Redemption Price"), provided that, if at the time there is available to the Company the opportunity to eliminate, within the 90 Day Period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure that has no adverse effect on the Company, the Trust or the holders of the Trust Securities, the Company shall pursue such Ministerial Action in lieu of redemption; and provided further, that the Company shall have no right to redeem the Notes while the Trust is pursing any Ministerial Action pursuant to its obligations under the Declaration. The Special Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines and specifies in the notice of redemption, provided the Company shall deposit with the Trustee an amount sufficient to pay the Special Redemption Price by 11:00 a.m. on the date such Special Redemption Price is to be paid.

          Section 3.2. Optional Redemption by Company. (a) Subject to the provisions of Article Three of the Indenture and to Section 3.2(b), the Company shall have the right to redeem the Notes, in whole or in part, from time to time, on or after __________, 200_, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days notice to the registered Holder of the Notes, at the Optional Redemption Price. If the Notes are only partially redeemed pursuant to this Section 3.2, the Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption the Notes are registered as a global Security, the Depositary shall determine by lot the principal amount of such Notes held by each Noteholder to be redeemed. The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines and specifies in the notice of redemption, provided the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 11:00 a.m. on the date such Optional Redemption Price is to be paid.

          (b) If a partial redemption of the Notes would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Notes in whole.

          Section 3.3. No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.


                                  ARTICLE IV

                     EXTENSION OF INTEREST PAYMENT PERIOD

          Section 4.1. Extension of Interest Payment Period. The Company shall have the right, at any time and from time to time prior to the Maturity Date, to extend the interest payment period of such Notes for up to twenty (20) consecutive quarters (the "Extended Interest Payment Period"). To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest compounded quarterly at the Coupon Rate for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Notes, including any Additional Interest ("Deferred Interest"), which shall be payable to the Holders of the Notes in whose names the Notes are registered in the security register maintained by the Registrar on the first Regular Record Date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed twenty (20) consecutive quarters or extend beyond the Maturity Date. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof.

          Section 4.2. Notice of Extension. (a) If the Property Trustee is the only registered Holder of the Notes at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to both the Regular Trustees and the Property Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities are payable, or
(ii) the date the Trust is required to give notice of the record or payment date for such Distributions to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities, but in any event at least one Business Day before such record date.

          (b) If the Property Trustee is not the only Holder of the Notes at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Notes and the Trustee written notice of its selection of such Extended Interest Payment Period ten (10) Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Notes.

          (c)  The quarter in which any notice is given pursuant to paragraphs
(a) or (b) of this Section 4.2 shall be counted as one of the twenty quarters permitted in the maximum Extended Interest Payment Period permitted under
Section 4.1.


                                   ARTICLE V

                                   EXPENSES

          Section 5.1. Payment of Expenses. In connection with the offering, sale and issuance of the Notes to the Property Trustee in connection with the sale of the Trust Securities by the Trust, and in connection with the maintenance of the Trust for so long as the Trust Securities are outstanding, the Company shall:

          (a) pay all costs and expenses relating to the offering, sale and issuance of the Notes, including commissions to the underwriters payable pursuant to the Underwriting Agreement and the Pricing Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 7.07 of the Indenture;

          (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters payable pursuant to the Underwriting Agreement and the Pricing Agreement), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), any Clearing Agency for the Notes, duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

     (c) be primarily liable for any indemnification obligations arising with respect to the Declaration;

     (d) pay any and all taxes, duties, assessments or governmental charges of whatever nature (other than United States withholding taxes attributable to the Trust or its assets) imposed on the Trust or its assets and all liabilities, costs and expenses of the Trust with respect to such taxes, duties, assessments or governmental charges; and

     (e) pay any and all fees and expenses related to the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities.

                                  ARTICLE VI

                                 SUBORDINATION

     Section 6.1. Agreement to Subordinate. The Company covenants and agrees, and each holder of Notes issued hereunder by such holder's acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article VI; and each holder of a Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

     The payment by the Company of the principal of, premium, if any, and interest on all Notes issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Third Supplemental Indenture or thereafter incurred.

     This Article shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness and such holders are made obligees hereunder and they and/or each of them may enforce such provisions.

     No provision of this Article VI shall prevent the occurrence of any default or Event of Default with respect to the Notes.

     Section 6.2. Default on Senior Indebtedness. In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other amount due on any Senior Indebtedness, or in the event that the maturity of any Senior Indebtedness has been accelerated because of a default, then, in either case, no payment shall be made by the Company to the Holders of the Notes with respect to the principal (including redemption and sinking fund payments) of, or premium, if any, or interest on, or any other amount owing in respect of, the Notes.

     In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder of the Notes when such payment is prohibited by the preceding paragraph of this Section 6.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

     Section 6.3. Liquidation; Dissolution; Bankruptcy. Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment or distribution is made by the Company to the Holders of the Notes on account of the principal of, premium, if any, or interest on, or any other amount owing in respect of, the Notes; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee would be entitled to receive from the Company, except for the provisions of this Article VI, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Notes or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of Notes or to the Trustee.

     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the Holders of the Notes before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

     For purposes of this Article VI, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article VI with respect to the Notes to the payment of all Senior Indebtedness that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and
(ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Five of the Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 6.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five of the Indenture. Nothing in Section 6.2 or in this Section 6.3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 of the Indenture.

     Section 6.4. Subrogation. Subject to the payment in full of all Senior Indebtedness, the rights of the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until the principal of, premium, if any, and interest on, and all other amounts owing in respect of, the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article VI, and no payment over pursuant to the provisions of this Article VI, to or for the benefit of the holders of such Senior Indebtedness by Holders of the Notes or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this
Article VI are and are intended solely for the purposes of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Senior Indebtedness on the other hand.

     Nothing contained in this Article VI or elsewhere in this Third Supplemental Indenture or the Indenture or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the

Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of (and premium, if any) and interest on and all other amounts owing in respect of the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company, other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, as amended and supplemented by this Third Supplemental Indenture, subject to the rights, if any, under this Article VI of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     Upon any payment or distribution of assets of the Company referred to in this Article VI, the Trustee, subject to the provisions of Section 7.01 of the Indenture, and the Holders of the Notes, shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VI.

     Section 6.5. Trustee to Effectuate Subordination. Each Holder of a Note by such holder's acceptance thereof authorizes and directs the Trustee on such holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article VI and appoints the Trustee as such holder's attorney-in-fact for any and all such purposes.

     Section 6.6. Notice by the Company. The Company shall give prompt written notice to a Trust Officer of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article VI. Notwithstanding the provisions of this Article VI or any other provision of the Indenture and this Third Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article VI unless and until a Trust Officer shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any representative or trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01 of the Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 6.6 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Note) then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

     The Trustee, subject to the provisions of Section 7.01 of the Indenture, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a representative or trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a representative or trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article VI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article VI, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     Section 6.7. Rights of the Trustee; Holders of Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article VI in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article VI, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into the Indenture or this Third Supplemental Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 7.01 of the Indenture, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Notes, the Company or any other Person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article VI or otherwise.

     Section 6.8. Subordination May Not Be Impaired. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of the Indenture or this Third Supplemental Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article VI or the obligations hereunder of the Holders of the Notes to the holders of such Senior Indebtedness, do any one or more the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

                                  ARTICLE VII

                         COVENANT TO LIST ON EXCHANGE

     Section 7.1. Listing on Exchange. If the Notes are to be issued as a global Security in connection with the distribution of the Notes to the holders of the Preferred Securities upon a Dissolution Event, the Company will use its best efforts to list such Notes on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

                                 ARTICLE VIII

                                 FORM OF NOTE

     Section 8.1. Form of Note. The Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                             (FORM OF FACE OF NOTE)

     [IF THE NOTE IS TO BE A GLOBAL SECURITY, INSERT: This Note is a global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a depositary or a nominee of a depositary. Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the depositary to a nominee of the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

     Unless this Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede Co., has an interest herein.]

No.                                                $

CUSIP No.


                           TCI COMMUNICATIONS, INC.

                 _____% SUBORDINATED DEFERRABLE INTEREST NOTE
                            DUE ____________, 20__


     TCI COMMUNICATIONS, INC., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________ or registered assigns, the principal sum of ________________ Dollars on ___________, 20__, and to pay interest on said principal sum from ___________, 199_, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year, commencing ____________, 199_, at the rate of ____% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest, compounded quarterly, at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment [which shall be the close of business on the Business Day next preceding such Interest Payment Date.] [IF PURSUANT TO THE PROVISIONS OF SECTION 2.08 OF THE INDENTURE THE NOTES ARE NO LONGER REPRESENTED BY A GLOBAL SECURITY -- which shall be [insert date (to be selected by the Company) which is not less than 15 days prior to each Interest Payment Date.]] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Company for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of the Notes not less than fifteen (15) days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the security register maintained by the Registrar. Notwithstanding the foregoing, so long as the Holder of this Note is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Note will be made at such place and to such account as may by designated by the Property Trustee.

     The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                                               TCI COMMUNICATIONS, INC.

                                               By
                                                  [Title]

Attest:

By
     Name:
     Title:

                    (FORM OF CERTIFICATE OF AUTHENTICATION)


Date:


                         CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


                                    THE BANK OF NEW YORK

                                                as Trustee


                                      By
                                               Authorized Signatory

                           (FORM OF REVERSE OF NOTE)

     This Note is one of a duly authorized series of Securities of the Company designated its "____% Subordinated Deferrable Interest Notes due _______, 20__" (herein sometimes referred to as the "Notes"), issued under and pursuant to an Indenture dated as of January 29, 1996, duly executed and delivered between the Company and The Bank of New York, not in its individual capacity but solely as trustee (the "Trustee"), as supplemented by a Third Supplemental Indenture dated as of ____________, 199_, between the Company and the Trustee (such Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture (the "TIA"). This Note is subject to all such terms and the Holder of this Note is referred to the Indenture and the TIA for a statement of those terms.

     The Notes are general unsecured obligations of the Company and are limited (except as otherwise provided in the Indenture) to $___________ million in aggregate principal amount.

     Upon the occurrence and continuation of a Tax Event, in certain circumstances this Note may be redeemed by the Company at a redemption price equal to 100% of the principal amount hereof, plus any accrued but unpaid interest thereon to the date of such redemption (the "Special Redemption Price"). The Special Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines. The Company shall also have the right to redeem this Note at the option of the Company, without premium or penalty, in whole or in part at any time on or after ____________, 200_ (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount hereof, plus any accrued but unpaid interest thereon to the date of such redemption (the "Optional Redemption Price"). Any optional redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days notice, at the Optional Redemption Price. If the Notes are only partially redeemed by the Company pursuant to an Optional Redemption, the Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if at the time of redemption the Notes are registered as a global Note, the depositary shall determine by lot the interest of each of its participants in such global Note to be redeemed.

     In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to amend or supplement the Indenture or the Securities of any series (including the Notes) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities (including the Notes); provided, however, that no such amendment or supplement shall (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time for payment of interest thereon, without the consent of the Holder of each Security of such series so affected or (ii) reduce the aforesaid percentage in aggregate principal amount of Securities, the Holders of which are required to consent to any such amendment or supplement, without the consent of the Holders of each Security then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or interest, if any, on any of the Securities of such series. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

     The Company shall have the right at any time during the term of the Notes, and from time to time, to extend the interest payment period of the Notes for up to twenty (20) consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Notes to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed twenty (20) consecutive quarters or extend beyond the maturity of the Notes. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements.

     As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the security register of the Company maintained by the Registrar, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in New York, New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any Paying Agent and the Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of principal of and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor the Registrar shall be affected by any notice to the contrary.

     No past, present or future director, officer, employee or stockholder, as such, of the Company or the Trustee or any successor of either thereof shall have any liability for any obligations of the Company or the Trustee under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     [The Notes of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] [This global
Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Indenture. Notes so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations therein set forth, Notes so issued are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     This Note shall be governed by the internal laws of the State of New York.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                  ARTICLE IX

                            ORIGINAL ISSUE OF NOTES

     Section 9.1. Original Issue of Notes. Notes in the aggregate principal amount of $__________ may, upon execution of this Third Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chairman, its President, or any Vice President and its Treasurer, an Assistant Treasurer, or Secretary without any further action by the Company.

                                   ARTICLE X

                               CERTAIN COVENANTS

     The following covenants shall apply to the Notes (but not with respect to any other series of Securities), and are in addition to the covenants set forth in Article Four of the Indenture.

     Section 10.1. Limitation on Dividends and Other Payments. If (i) there shall have occurred any event that constitutes an Event of Default or (ii) the Company shall be in default with respect to its payment of any obligations under the Preferred Securities Guarantee, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Notes, and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee).

     If the Company shall have given notice of its election to defer payments of interest on the Notes by extending the interest payment period as provided in
Article IV and such period, or any extension thereof, shall be continuing, then
(i) the Company shall not declare or pay any dividend or, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (ii) the Company shall not make any payment of interest, principal, premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Notes, and (iii) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee).

     Notwithstanding the foregoing restrictions, nothing in this Section 10.1 shall prevent the Company, in any event, from making dividend, redemption, liquidation or guarantee payments on capital stock, or interest, principal, redemption or guarantee payments on debt securities issued by the Company ranking pari passu with or junior to the Notes, where the payment is made by way of (i) securities (including capital stock) that rank junior to the securities on which such payment is being made or (ii) securities (including capital stock) of Tele-Communications, Inc., a Delaware corporation (or any successor of such corporation).

     Section 10.2. Covenants as to the Trust. For so long as the Trust Securities remain outstanding, the Company will (i) maintain 100% direct or indirect ownership of the Common Securities; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities, (ii) not to cause, as sponsor of the Trust, or to permit, as the holder of the Common Securities of the Trust, the termination, dissolution or winding-up of the Trust, except in connection with a distribution of the Notes as provided in the Declaration and in connection with certain mergers, consolidations or amalgamations as permitted by the Declaration, (iii) use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with a distribution of Notes to the holders of the Preferred Securities in liquidation of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to otherwise continue to be treated as a grantor trust for United States federal income tax purposes and (iv) use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an individual beneficial interest in the Notes.


                                  ARTICLE XI

                           CERTAIN EVENTS OF DEFAULT

     Section 11.1. Additional Events of Default. An Event of Default with respect to the Notes shall include those events described in Section 6.01 of the Indenture and, with respect to the Notes only, the occurrence of any of the following events: the voluntary or involuntary dissolution, winding up or termination of the Trust, except in connection with (i) the distribution of Notes to holders of Preferred Securities in liquidation or redemption of their interests in the Trust, (ii) the redemption of all of the outstanding Preferred Securities, or (iii) certain mergers, consolidations or amalgamations, each as permitted by the provisions of the Declaration.

     Section 11.2. Waiver of Existing Defaults. Notwithstanding Section 6.04 of the Indenture, the Holders of a majority in aggregate principal amount of the Notes may not waive a Default or an existing Event of Default (i) in the payment of the principal of or accrued interest on the Notes, unless the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest (with interest on overdue interest at the rate specified in Section 2.5(a)) upon all of the Notes and the principal of the Notes that shall have become due otherwise than by acceleration or (ii) that arise out of a breach by the Company of Section 10.1. Section 6.02 of the Indenture shall, in all other respects and as modified by this Section 11.2, apply to the Notes.


                                  ARTICLE XII

                                 MISCELLANEOUS

     Section 12.1.  Supplemental Indenture Incorporated Into Indenture.
This Third Supplemental Indenture is executed by the Company and the Trustee pursuant to the provisions of Sections 2.01 and 2.02 of the Indenture, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes relating to the Notes. The provisions of the Indenture, as modified by this Third Supplemental Indenture, are effective with respect to

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

the Notes, and are not effective with respect to any series of Securities to be issued pursuant to any subsequent supplemental indenture or resolution of the Board of Directors. The Indenture, as supplemented by this Third Supplemental Indenture, is in all respects adopted, ratified and confirmed.

     Section 12.2. Trustee Not Responsible for Recitals; Disclaimer. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

     Section 12.3. Governing Law. This Third Supplemental Indenture and each Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

     Section 12.4. Separability. In case any one or more of the provisions contained in this Third Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Third Supplemental Indenture or of the Notes, but this Third Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     Section 12.5. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 12.6. Acknowledgment of Rights of Holders of Preferred Securities. The Company hereby acknowledges the right of each holder of Preferred Securities, upon and during the continuance of an Event of Default under the Declaration that results from the failure of the Company to pay principal of or interest on the Notes when due, to directly institute proceedings against the Company to obtain payment to such holder of an amount equal to the principal or interest so defaulted on with respect to Notes in a principal amount equal to the aggregate liquidation amount of the Preferred Securities owned by such holder.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, as of the day and year first above written.



                                                TCI COMMUNICATIONS, INC.

                                                By ___________________________
                                                  Name:
                                                  Title:





Attest: __________________________
      Title:


                                                THE BANK OF NEW YORK,

                                                      as Trustee

                                                By:___________________________
                                                  Name:
                                                  Title:


Attest:___________________________
  Title:

STATE OF     )
COUNTY OF      )    ss:


     On the day of         , 1996 before me personally came ______________, to
me known, who, being by me duly sworn, did depose and say that he is the ____________ of TCI COMMUNICATIONS, INC., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                 NOTARY PUBLIC

[seal]                           Commission expires


STATE OF     )
COUNTY OF      )    ss:

     On the day of , 1996 before me personally came , to me known, who, being by me duly sworn, did depose and say that he is of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.
                                 NOTARY PUBLIC
[seal]
                                 Commission expires



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